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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(B)(2)     / /

                             ---------------------

                              THE BANK OF NEW YORK

              (Exact name of trustee as specified in its charter)

          NEW YORK                  13-5160382
   (State of incorporation       (I.R.S. employer
if not a U.S. national bank)    identification no.)

 ONE WALL STREET, NEW YORK,            10286
            N.Y.                    (Zip code)
    (Address of principal
     executive offices)

                            ------------------------

                            WORLD COLOR PRESS, INC.
              (Exact name of obligor as specified in its charter)

             DELAWARE                   37-1167902
  (State or other jurisdiction of    (I.R.S. employer
  incorporation or organization)      identification
                                           no.)

             THE MILL                     06831
        340 Pemberwick Road             (Zip code)
      Greenwich, Connecticut
  (Address of principal executive
             offices)

                            ------------------------

                   8 3/8% Senior Subordinated Notes due 2008
                      (Title of the indenture securities)

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                                   SIGNATURE

    Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 4th day of March, 1999.

                                          THE BANK OF NEW YORK

                                          By:  /s/Mary LaGumina
                                             _______________________________
                                          Name: Mary LaGumina
                                          Title:  ASSISTANT VICE PRESIDENT
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                                                                       EXHIBIT 7

                      CONSOLIDATED REPORT OF CONDITION OF
                              THE BANK OF NEW YORK
                    OF ONE WALL STREET, NEW YORK, N.Y. 10286
                     AND FOREIGN AND DOMESTIC SUBSIDIARIES,

    a member of the Federal Reserve System, at the close of business December 31, 1998, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                                       DOLLAR
                                                                                                     AMOUNTS IN
                                                                                                      THOUSANDS
                                                                                                    -------------
ASSETS
Cash and balances due from depository institutions:
    Noninterest-bearing balances and currency and coin............................                  $   3,951,273
    Interest-bearing balances.....................................................                      4,134,162
Securities:
    Held-to-maturity securities...................................................                        932,468
    Available-for-sale securities.................................................                      4,279,246
Federal funds sold and Securities purchased under agreements to resell............                      3,161,626
Loans and lease financing receivables:
    Loans and leases, net of unearned income......................................     37,861,802
    LESS: Allowance for loan and lease losses.....................................        619,791
    LESS: Allocated transfer risk reserve.........................................          3,572
    Loans and leases, net of unearned income, allowance, and reserve..............                     37,238,439
Trading Assets....................................................................                      1,551,556
Premises and fixed assets (including capitalized leases)..........................                        684,181
Other real estate owned...........................................................                         10,404
Investments in unconsolidated subsidiaries and associated companies...............                        196,032
Customers' liability to this bank on acceptances outstanding......................                        895,160
Intangible assets.................................................................                      1,127,375
Other assets......................................................................                      1,915,742
                                                                                                    -------------
Total assets......................................................................                  $  60,077,664
                                                                                                    -------------
                                                                                                    -------------
LIABILITIES
Deposits:
    In domestic offices...........................................................                  $  27,020,578
    Noninterest-bearing...........................................................     11,271,304
    Interest-bearing..............................................................     15,749,274
    In foreign offices, Edge and Agreement subsidiaries, and IBFs.................                     17,197,743
    Noninterest-bearing...........................................................        103,007
    Interest-bearing..............................................................     17,094,736
Federal funds purchased and Securities sold under agreements to repurchase........                      1,761,170
Demand notes issued to the U.S.Treasury...........................................                        125,423
Trading liabilities...............................................................                      1,625,632
Other borrowed money:
    With remaining maturity of one year or less...................................                      1,903,700
    With remaining maturity of more than one year through three years.............                              0
With remaining maturity of more than three years..................................                         31,639
Bank's liability on acceptances executed and outstanding..........................                        900,390
Subordinated notes and debentures.................................................                      1,308,000
Other liabilities.................................................................                      2,708,852
                                                                                                    -------------
Total liabilities.................................................................                     54,583,127
                                                                                                    -------------
                                                                                                    -------------

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
                                                                                                       DOLLAR
                                                                                                     AMOUNTS IN
                                                                                                      THOUSANDS
                                                                                                    -------------
EQUITY CAPITAL
Common stock......................................................                 1,135,284
Surplus...........................................................                   764,443
Undivided profits and capital reserves............................                 3,542,168
Net unrealized holding gains (losses) on available-for-sale
  securities......................................................                    82,367
Cumulative foreign currency translation adjustments...............                   (29,725)
                                                                                  ----------
Total equity capital..............................................                 5,494,537
                                                                                  ----------
Total liabilities and equity capital..............................                $60,077,664
                                                                                  ----------
                                                                                  ----------

    I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                                Thomas J. Mastro

    We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

  Thomas A. Reyni
 Gerald L. Hassell               Directors
  Alan R. Griffith